JOINT ESCROW INSTRUCTIONS

July 15, 2005

Owen Naccaroto

Dear Mr. Naccaroto:

      Reference is hereby made to that certain Securities Purchase Agreement of even date herewith (the "Agreement") between Stronghold Technologies, Inc., a Nevada corporation (the "Company") and the Buyers named therein (each, a "Buyer"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Agreement.

      As escrow agent for both the Company and each of the Buyers, you (hereafter, the "Escrow Agent") are hereby authorized and directed to hold an amount equal to $567,500.00 (together with any interest thereon, the "Escrow Funds") delivered to the Escrow Agent pursuant to the terms of the Agreement in accordance with the following instructions:

      1. (a) The Escrow Agent shall, as promptly as practicable, notify the Company or its attorneys orally of receipt of the Escrow Funds from the Buyers. The Escrow Agent shall release, as contemplated below, the relevant Escrow Funds to or upon the order of the Company.

            (b) On the 1st day of each month following the Closing Date, the Escrow Agent shall release to the Company, upon the written order of the Company and the Buyers, which shall be faxed to the Escrow Agent, an amount equal to $100,000; except that on the 6th month following the Closing Date, the Escrow Agent shall release to the Company the balance of the Escrow Funds.; and

            (c) The Escrow Agent shall deposit all funds received hereunder in the Escrow Agent's escrow account at such bank at which the Escrow Agent then maintains its escrow account; the interest earned on such account shall be deemed the property of the Company.

      2. In consideration for providing the fees set forth in Section 1, the Escrow Agent will be entitled to a fee of $600. The Escrow Agent shall also be entitled to be reimbursed for any expenses (such as wire fees) incurred as a result of the disbursements.

      3. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the party to be charged therewith.

      4. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

      5. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

      6. The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

      7. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary to advise the Escrow Agent properly in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Escrow Agent has acted as legal counsel for the Buyers and/or the Finder and/or their respective affiliates, and may continue to act as legal counsel for any one or more of such parties, from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Company consents to the Escrow Agent acting in such capacity as legal counsel for a Buyer or the Finder and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company and each Buyer understands that the Buyer and the Escrow Agent are relying explicitly on the foregoing provision in entering into these Joint Escrow Instructions.

      8. The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Buyer. In the event of any such resignation, the Buyer and the Company shall appoint a successor Escrow Agent.

      9. If the Escrow Agent reasonably requires other or further instruments in connection with these escrow instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

      10. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Escrow Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the Escrow Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Funds and any other property and documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State and City of New York in accordance with the applicable procedure therefor.

      11. The Company and the Buyer agree jointly and severally to indemnify and hold harmless the Escrow Agent from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder other than any such claim, liability, cost or expense to the extent the same shall (a) have been tax obligations in connection with Escrow Agent's fee hereunder, or (b) have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent, or (c) be a liability, or arise from liability, to either the Company or the Buyer.

      12. Any notice required or permitted hereunder shall be given in manner provided in the Section headed "NOTICES" in the Agreement, the terms of which are incorporated herein by reference.

      13. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns and shall be governed by the laws of the State of New York without giving effect to principles governing the conflicts of laws. A facsimile transmission of these instructions signed by the Escrow Agent shall be legal and binding on all parties hereto.

      14. The parties hereto hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with these Joint Escrow Instructions.

      15. The rights and obligations of any party hereto are not assignable without the written consent of the other parties hereto. These instructions constitute the entire agreement amongst the parties with respect to the subject matter hereof.

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            [SIGNATURE PAGE TO ESCROW AGREEMENT DATED JULY 15, 2005]

STRONGHOLD TECHNOLOGIES, INC.

--------------------------------------
Christopher J. Carey
President and Chief Executive Officer

AJW PARTNERS, LLC
By:  SMS Group, LLC

--------------------------------------
Corey S. Ribotsky
Manager

AJW OFFSHORE, LTD.
By:  First Street Manager II, LLC

--------------------------------------
Corey S. Ribotsky
Manager

AJW QUALIFIED PARTNERS, LLC
By:  AJW Manager, LLC

--------------------------------------
Corey S. Ribotsky
Manager

NEW MILLENNIUM CAPITAL PARTNERS, II, LLC
By:  First Street Manager II, LLC

--------------------------------------
Corey S. Ribotsky
Manager

ACCEPTED BY ESCROW AGENT:

--------------------------------------
Owen Naccaroto